    Ex 99.1 - Earnings Release

JETBLUE ANNOUNCES THIRD QUARTER 2026 RESULTS
Airline delivered 18.4% RASM growth; recaptured approximately 87% of higher fuel costs
Fort Lauderdale RASM increased nearly 15% on more than 65% capacity growth
JetBlue expects 1–2 points of 4Q year-over-year operating margin expansion

NEW YORK (October 26, 2026) - JetBlue Airways Corporation (NASDAQ: JBLU) today reported its financial results for the third quarter of 2026.
"I'm very encouraged by the progress we made in the third quarter," said Joanna Geraghty, JetBlue's chief executive officer. "Resilient demand and strong yields drove revenue well ahead of our initial expectations, allowing us to recapture more of the increase in fuel costs than we initially expected. That momentum has carried into the fourth quarter, and Fort Lauderdale continues to deliver exceptional results even as we significantly grow capacity."

"We delivered year-over-year adjusted operating margin improvement in the third quarter and expect further expansion in the fourth quarter even with higher fuel prices. Together with continued JetForward execution, this reinforces our confidence in achieving sustained operating profitability in 2027 and delivering at least $1 EPS and positive free cash flow in 2028."

Strong revenue momentum driven by higher yields and resilient demand in 3Q26
•Higher yields, supported by improved revenue management technology, drove the majority of third-quarter revenue outperformance. Both premium and Main achieved double-digit RASM growth and demand remained resilient across peak and off-peak travel periods despite higher fuel.
•Revenue strength has extended beyond the peak summer season and into the fourth quarter, with continued revenue improvement expected despite a more challenging year-over-year comparison.

Growth in Fort Lauderdale strengthens JetBlue's competitive position
•Continued expansion with 15 new destinations and increased frequencies strengthening local schedules and connecting itineraries. Peak daily departures planned to exceed 150 this winter, up 39% year-over-year. JetBlue's fourth quarter seat share expected to reach approximately 37%, up 14 points year-over-year.
•Co-brand credit card acquisitions in Broward County increased 55% year-over-year in the third quarter.

Improving margins and healthy liquidity support bridge to at least $1 EPS target
•Underlying unit cost performance excluding fuel remained within initial expectations, excluding approximately four points of disruption-related pressure in the third quarter.
•Expect a meaningful step-down in fourth-quarter unit-cost growth excluding fuel, alongside continued revenue strength, to support further margin expansion heading into 2027.
•Ended the third quarter with $2.2 billion of liquidity, including a $600 million undrawn credit facility, with an additional $250 million of aircraft-backed financing expected to fund in the fourth quarter subject to customary funding mechanics.
•Expanded unencumbered asset base to ~$7 billion, including $2.8 billion in aircraft and engines following updated fleet appraisals and aircraft deliveries paid with cash, providing additional financing flexibility.

Third Quarter 2026 Financial Results
•Third quarter 2026 system capacity increased 2.3% year-over-year, within our revised guidance range (1) of 1.5% to 3.5%.
•Operating revenue of $2.8 billion for the third quarter of 2026, an increase of 21.1% year-over-year.
•Operating revenue per available seat mile ("RASM") increased 18.4% year-over-year, materially exceeding initial expectations and in line with our revised guidance range.
•Operating expense per available seat mile ("CASM") for the third quarter of 2026 increased 19.4% year-over-year, largely driven by higher fuel prices.

•Operating expense per available seat mile, excluding fuel, other non-airline operating expenses, and special items ("CASM ex-Fuel") (2) for the third quarter of 2026 increased 7.0% year-over-year, consistent with the revised guidance.
•Average fuel price in the third quarter of 2026 was $3.91 per gallon, 57% higher compared to the prior year period.
•Capital expenditures, including predelivery deposits, totaled $189 million (3) in the third quarter, below the revised guidance of approximately $275 million, primarily reflecting the timing of one aircraft delivery and LGA slot payments shifting into the fourth quarter.

Third Quarter 2026 Commercial and Financial Highlights
•Completed the transition to an upgraded revenue management system, delivering early benefits ahead of expectations through improved forecast accuracy and optimization of Mint® and connecting itineraries.
•Realized loyalty revenue growth of 20% year-over-year in the third quarter, alongside double-digit growth in co-brand spending and more than eightfold growth in Premier Card acquisitions following the card refresh. Opened BlueHouse™ Boston to further enhance the premium customer experience.
•Drove TrueBlue's member engagement through Blue Sky, with members redeeming more than 1.1 billion points on United flights since the partnership launched.
•Paisly delivered its strongest financial results ever in the third quarter. MileagePlus Travel rental car bookings have outpaced United's previous provider since launch and additional travel offerings are planned throughout 2026 and in the first half of 2027.
•Launched sales for BlueFirst™, JetBlue's new domestic first-class experience, across more than 30 routes, with initial service beginning December 8 between Boston and Fort Lauderdale and additional routes launching in phases.

Outlook
"Our strong revenue performance is encouraging, and we see meaningful runway for further growth as our commercial initiatives continue to mature," said Marty St. George, JetBlue's president. "We're already seeing benefits from enhanced revenue management and growing loyalty engagement, while BlueFirst and our expanding travel offerings represent significant opportunities still ahead. Combined with disciplined capacity deployment, we believe these initiatives position us to build on our revenue momentum into 2027 and beyond."

"We expect further margin expansion in the fourth quarter despite fuel prices forecasted to be 85% higher than in the same period last year. This is a testament to the compounding benefits of our JetForward strategy, which is improving our revenues and costs as we head into 2027," said Ursula Hurley, JetBlue's chief financial officer. "Importantly, we believe we have the liquidity and financing options to create a strong bridge to at least $1 EPS and positive free cash flow in 2028. We remain focused on disciplined cost execution and capital management as we work toward sustained profitability and positive free cash flow."

Fourth Quarter and Full Year 2026 Outlook	Estimated 4Q 2026	Estimated FY 2026
Available Seat Miles ("ASMs") Year-Over-Year	3.0% - 4.0%	1.5% - 2.5%
RASM Year-Over-Year	18.0% - 22.0%	13.5% - 14.5%
CASM Ex-Fuel (2) Year-Over-Year	(1.0%) - 1.0%	3.5% - 4.5%
Fuel Price per Gallon (4)	$4.64	$3.95
Adjusted Operating Margin (2)	-	(4.5%) - (6.5%)
Interest Expense	-	~$590 million
Capital Expenditures	~$300 million	~$850 million (3)

Earnings Call Details
JetBlue will hold a conference call to discuss its quarterly earnings tomorrow, October 27, 2026 at 10:00 a.m. Eastern Time. A live broadcast of the conference call will also be available via the internet at http://investor.jetblue.com. The webcast replay and presentation materials will be archived on the airline's website for at least 30 days.
For further details, see the third quarter 2026 Earnings Presentation available via the internet at http://investor.jetblue.com.
About JetBlue
JetBlue is New York's Hometown Airline®, and a leading carrier in Boston, Fort Lauderdale-Hollywood, Los Angeles, Orlando and San Juan. JetBlue, known for its low fares and great service, carries customers to more than 100 destinations throughout the United States, Latin America, the Caribbean, Canada and Europe. For more information and the best fares, visit jetblue.com.
Notes
Our estimated effective tax rate is ~6% for the full year 2026, primarily reflecting a non-cash impact from a valuation allowance included in our forecasted annual effective tax rate.

(1)Revised guidance as of September 10, 2026.
(2)Non-GAAP financial measure; Note A provides a reconciliation of each non-GAAP financial measure used in this release to the most directly comparable GAAP financial measure and explains the reasons management believes that presentation of these non-GAAP financial measures provides useful information to investors regarding JetBlue's financial condition and results of operations. In addition, refer to Note A for further details on non-GAAP forward-looking information.
(3)Capital expenditures exclude one Airbus A321neo XLR, which JetBlue expects to sell.
(4)Fuel price estimate utilizes the forward Brent crude curve and the forward Brent crude to jet crack spread as of October 16, 2026 to calculate fuel price. Includes fuel taxes and other fuel fees.

Forward-Looking Information
This Earnings Release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements other than statements of historical facts contained in this Earnings Release are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "expects," "plans," "intends," "anticipates," "indicates," "remains," "believes," "estimates," "forecast," "guidance," "outlook," "may," "will," "should," "seeks," "goals," "targets" or the negative of these terms or other similar expressions. Additionally, forward-looking statements include statements that do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed, or assured. Forward-looking statements contained in this Earnings Release include, without limitation, statements regarding our outlook, goals, and future results of operations and financial position, including our intended path to profitability, positive free cash flow, earnings targets and related assumptions, any expected headwinds or tailwinds, fuel prices and volatility, demand, our use of artificial intelligence, our aircraft fleet, our product offerings and loyalty initiatives, and our business strategy and plans and objectives for future operations, such as our JetForward initiatives, our Blue Sky collaboration, BlueFirstTM product launch, expected growth opportunities at select airports, our financing arrangements and potential implications thereof on our business, our sustainability initiatives, the impact of industry conditions, our ability to adjust pricing in response to changes in fuel costs or demand, and the related impacts on our business. Forward-looking statements involve risks, uncertainties and assumptions, and are based on information currently available to us. Actual results may differ materially from those expressed in the forward-looking statements due to many important factors, including, without limitation, our extremely competitive industry; the risk associated with the execution of our strategic operating plans in the near-term and long-term; risks related to the long-term nature of our fleet order book; volatility in fuel prices and availability of fuel; increased maintenance costs associated with fleet age; costs associated with salaries, wages and benefits; risks associated with a potential material reduction in the rate of interchange reimbursement fees; risks associated with doing business internationally; our reliance on high daily aircraft utilization; our dependence on the New York metropolitan market; risks associated with extended interruptions or disruptions in service at our focus cities; risks associated with airport expenses; risks associated with seasonality and weather; our reliance on a limited number of suppliers for our aircraft, engines, and our Fly-Fi® product; risks related to new or increased tariffs, including those that impact commercial aircraft and related parts imported from outside the United States; the outcome of current or future legal proceedings or regulatory actions; risks associated with stockholder activism; risks associated with cybersecurity and privacy, including potential disruptions to our information technology systems or information security breaches; heightened regulatory requirements concerning data security compliance; risks associated with reliance on, and potential failure of, automated systems to operate our business; our inability to attract and retain qualified crewmembers; our being subject to potential unionization, work stoppages, slowdowns or increased labor costs; reputational and business risk from an accident or incident involving our aircraft; risks associated with damage to our reputation and the JetBlue brand name; our significant amount of fixed obligations and the ability to service such obligations; possible failure to comply with financial and other debt covenants included in the agreements governing our debt; financial risks associated with credit card processors; risks associated with seeking short-term additional financing liquidity; failure to realize the full value of intangible or long-lived assets, causing us to record impairments; limits on our ability to use certain tax attributes; risks associated with our development and use of AI-powered solutions; risks associated with disease outbreaks or environmental disasters affecting travel behavior; compliance with environmental laws and regulations, which may cause us to incur substantial costs; the impacts of federal government shutdowns, federal budget constraints or federally imposed furloughs; increasing scrutiny of, and evolving expectations regarding, environmental matters; changes in government regulations in our industry; acts of war or terrorism; and changes in global economic or geopolitical conditions or an economic downturn leading to a continuing or accelerated decrease in demand for air travel. It is routine for our internal projections and expectations to change as the year or each quarter in the year progresses, and therefore it should be clearly understood that the internal projections, beliefs, and assumptions upon which we base our expectations may change prior to the end of each quarter or year.

Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. You should understand that many important factors, in addition to those discussed or incorporated by reference in this Earnings Release, could cause our results to differ materially from those expressed in the forward- looking statements. Further information concerning these and other factors is contained in JetBlue's filings with the U.S. Securities and Exchange Commission (the "SEC"), including but not limited to in our Annual Report on Form 10-K for the year ended December 31,

2025, as may be updated by our other SEC filings. In light of these risks and uncertainties, the forward-looking events discussed in this Earnings Release might not occur. Our forward-looking statements speak only as of the date of this Earnings Release. Other than as required by law, we undertake no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise.

JETBLUE AIRWAYS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in millions, except per share amounts)

	Three Months Ended September 30,				Nine Months Ended September 30,
(percent changes based on unrounded numbers)	2026	2025	Percent Change		2026	2025	Percent Change
OPERATING REVENUES
Passenger	$2,600	$2,135	21.8		$7,135	$6,284	13.6
Other	212	187	13.4		614	534	14.8
Total operating revenues	2,812	2,322	21.1		7,749	6,818	13.7

OPERATING EXPENSES
Aircraft fuel	868	539	61.0		2,352	1,554	51.4
Salaries, wages and benefits	946	865	9.4		2,717	2,579	5.3
Landing fees and other rents	199	179	11.1		551	509	8.2
Depreciation and amortization	186	173	7.4		548	512	6.9
Aircraft rent	19	21	(8.3)		49	60	(18.2)
Sales and marketing	92	78	17.2		252	225	12.1
Maintenance, materials and repairs	204	210	(2.3)		602	598	0.7
Special items	33	5	NM	(1)	33	29	17.2
Other operating expenses	409	352	15.9		1,154	1,020	13.2
Total operating expenses	2,956	2,422	22.1		8,258	7,086	16.5

OPERATING LOSS	(144)	(100)	44.6		(509)	(268)	90.2

Operating margin	(5.1)%	(4.3)%	(0.8)	pts.	(6.6)%	(3.9)%	(2.7)	pts.

OTHER INCOME (EXPENSE)
Interest expense	(149)	(146)	2.3		(440)	(441)	(0.1)
Interest income	17	30	(45.4)		57	101	(44.1)
Capitalized interest	1	2	(32.0)		3	8	(57.6)
Gain on investments, net	—	8	(94.3)		4	12	(63.5)
Other	5	10	(53.2)		8	27	(69.2)
Total other expense	(126)	(96)	32.2		(368)	(293)	(25.7)

LOSS BEFORE INCOME TAXES	(270)	(196)	38.6		(877)	(561)	56.5

Pre-tax margin	(9.6)%	(8.4)%	(1.2)	pts.	(11.3)%	(8.2)%	(3.1)	pts.

Income tax benefit	13	53	(74.1)		54	136	(59.9)

NET LOSS	$(257)	$(143)	80.4		$(823)	$(425)	93.6

LOSS PER COMMON SHARE
Basic	$(0.68)	$(0.39)			$(2.20)	$(1.18)
Diluted	$(0.68)	$(0.39)			$(2.20)	$(1.18)

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	377.3	363.7			374.7	359.7
Diluted	377.3	363.7			374.7	359.7
(1) Not meaningful or greater than 100% change.

JETBLUE AIRWAYS CORPORATION
COMPARATIVE OPERATING STATISTICS
(unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
(percent changes based on unrounded numbers)	2026	2025	Percent Change		2026	2025	Percent Change
Revenue passengers (thousands)	10,607	10,381	2.2		30,416	29,618	2.7
Revenue passenger miles (RPMs) (millions)	14,439	14,372	0.5		41,237	40,600	1.6
Available seat miles (ASMs) (millions)	17,268	16,884	2.3		49,778	49,126	1.3
Load factor	83.6%	85.1%	(1.5)	pts.	82.8%	82.6%	0.2	pts.
Aircraft utilization (hours per day) (1)	10.0	10.1	(0.6)		9.9	10.0	(1.0)

Average fare	$245.11	$205.67	19.2		$234.59	$212.16	10.6
Yield per passenger mile (cents)	18.01	14.86	21.2		17.30	15.48	11.8
Passenger revenue per ASM (cents)	15.06	12.65	19.1		14.33	12.79	12.1
Operating revenue per ASM (cents)	16.28	13.75	18.4		15.57	13.88	12.2
Operating expense per ASM (cents)	17.12	14.34	19.4		16.59	14.42	15.0
Operating expense per ASM, excluding fuel (cents) (2)	11.78	11.02	7.0		11.69	11.10	5.3

Departures	82,669	79,016	4.6		236,834	232,578	1.8
Average stage length (miles)	1,289	1,317	(2.1)		1,298	1,308	(0.8)
Average number of operating aircraft during period (1)	297	287	3.5		293	287	2.1
Average fuel cost per gallon	$3.91	$2.49	57.4		$3.73	$2.48	50.2
Fuel gallons consumed (millions)	222	217	2.3		630	625	0.8
Average number of full-time equivalent crewmembers	19,882	19,525	1.8		19,725	19,208	2.7

(1) Includes aircraft temporarily removed from service, including two aircraft impacted by the Pratt & Whitney engine groundings.
(2) Refer to Note A at the end of our Earnings Release for more information on this non-GAAP financial measure.

JETBLUE AIRWAYS CORPORATION
SELECTED CONSOLIDATED BALANCE SHEET DATA
(in millions)
	September 30, 2026	December 31, 2025
	(unaudited)
Cash and cash equivalents	$1,258	$1,946
Total investment securities	368	531
Total assets	15,966	16,570
Total debt	8,393	8,498
Stockholders' equity	1,337	2,120

JETBLUE AIRWAYS CORPORATION
SELECTED CONSOLIDATED CASH FLOWS DATA
(in millions)
	Nine Months Ended September 30,
	2026		2025
	(unaudited)
Capital expenditures and pre-delivery deposits for flight equipment	$(624)	(1)	$(777)

(1) Capital expenditures and pre-delivery deposits for 2026 consisted of $141 million in Q1 2026, $234 million in Q2 2026, and $249 million in Q3 2026, totaling $624 million year-to-date. Capital expenditures include charges related to one Airbus A321 neo XLR which JetBlue expects to sell. Full year guidance of ~$850 million (3) excludes this Airbus A321neo XLR.

Note A - Non-GAAP Financial Measures
We report our financial results in accordance with GAAP; however, we present certain non-GAAP financial measures in this Earnings Release. Non-GAAP financial measures are financial measures that are derived from the condensed consolidated financial statements, but that are not presented in accordance with GAAP. We present these non-GAAP financial measures because we believe they provide useful supplemental information that enables a meaningful comparison of our results to others in the airline industry and our prior results. Investors should consider these non-GAAP financial measures in addition to, and not as a substitute for, our financial performance measures prepared in accordance with GAAP. Further, our non-GAAP information may be different from the non-GAAP information provided by other companies. The information below provides an explanation of each non-GAAP financial measure used in this Earnings Release and shows a reconciliation of certain non-GAAP financial measures used in this Earnings Release to the most directly comparable GAAP financial measures.

With respect to JetBlue's CASM Ex-Fuel (1) and Adjusted Operating Margin (2) guidance, JetBlue is not able to provide a reconciliation of forward-looking measures where the quantification of certain excluded items reflected in the measure cannot be calculated or predicted at this time without unreasonable efforts. In these cases, the reconciling information that is unavailable includes a forward-looking range of financial performance measures beyond our control, such as fuel costs, which are subject to many economic and political factors beyond our control. For the same reasons, we are unable to address the probable significance of the unavailable information, which could have a potentially unpredictable and potentially significant impact on our future GAAP financial results.

(1) CASM Ex-Fuel is a non-GAAP measure that excludes fuel, other non-airline operating expenses, and special items.
(2) Adjusted Operating Margin is a non-GAAP measure that excludes special items.

Operating expense per available seat mile, excluding fuel, other non-airline operating expenses, and special items ("CASM ex-fuel")
CASM is a common metric used in the airline industry. Our CASM for the relevant periods are summarized in the table below. We exclude aircraft fuel, operating expenses related to other non-airline businesses, such as Paisly and JetBlue Technology Ventures (JBV), and special items from total operating expenses to determine Operating Expenses ex-fuel, which is a non-GAAP financial measure, and we exclude the same items from CASM to determine CASM ex-fuel, which is also a non-GAAP financial measure. We believe the impact of these special items distorts our overall trends and that our metrics are more comparable with the presentation of our results excluding such impact.
For each of the three and nine months ended September 30, 2026, special items included an adjustment to litigation reserves.
For each of the three and nine months ended September 30, 2025, special items included severance expenses and other special items.
We believe Operating Expenses ex-fuel and CASM ex-fuel are useful for investors because they provide investors the ability to measure our financial performance excluding items that are beyond our control, such as fuel costs, which are subject to many economic and political factors, as well as items that are not related to the generation of an available seat mile, such as operating expense related to certain non-airline businesses and special items. We believe these non-GAAP measures are more indicative of our ability to manage airline costs and are more comparable to measures reported by other major airlines.
The table below provides a reconciliation of our total operating expenses (GAAP measure) to Operating Expenses ex-fuel, and our CASM to CASM ex-fuel for the periods presented.

NON-GAAP FINANCIAL MEASURE
RECONCILIATION OF OPERATING EXPENSE AND OPERATING EXPENSE PER ASM (CASM), EXCLUDING FUEL
(unaudited)
	Three Months Ended September 30,
	$			Cents per ASM
(in millions; per ASM data in cents; percent changes based on unrounded numbers)	2026	2025	Percent Change	2026	2025	Percent Change
Total operating expenses	$2,956	$2,422	22.1	17.12	14.34	19.4
Less:
Aircraft fuel	868	539	61.0	5.03	3.19	57.5
Other non-airline expenses	20	18	12.6	0.12	0.10	10.1
Special items	33	5	NM (1)	0.19	0.03	NM
Operating expenses, excluding fuel	$2,035	$1,860	9.4	11.78	11.02	7.0
(1) Not meaningful or greater than 100% change.

NON-GAAP FINANCIAL MEASURE RECONCILIATION OF OPERATING EXPENSE AND OPERATING EXPENSE PER ASM (CASM), EXCLUDING FUEL
	Nine Months Ended September 30,
	$			Cents per ASM
(in millions; per ASM data in cents; percent changes based on unrounded numbers)	2026	2025	Percent Change	2026	2025	Percent Change
Total operating expenses	$8,258	$7,086	16.5	16.59	14.42	15.0
Less:
Aircraft fuel	2,352	1,554	51.4	4.73	3.16	49.4
Other non-airline expenses	56	50	12.1	0.10	0.10	10.6
Special items	33	29	17.2	0.07	0.06	15.7
Operating expenses, excluding fuel	$5,817	$5,453	6.7	11.69	11.10	5.3

Operating Expense, Operating Loss, Operating Margin, Pre-tax Loss, Pre-tax Margin, Net Loss and Loss per Share, excluding Special Items and Gain on Investments
For each of the three and nine months ended September 30, 2026, special items included an adjustment to litigation reserves.
For each of the three and nine months ended September 30, 2025, special items included severance expenses and other special items.
Certain gains on our investments, net were also excluded from our September 30, 2026 and 2025 non-GAAP results.
We believe the impact of these items distort our overall trends and that our metrics are more comparable with the presentation of our results excluding the impact of these items. The table below provides a reconciliation of our GAAP reported amounts to the non-GAAP amounts excluding the impact of these items for the periods presented.

NON-GAAP FINANCIAL MEASURE
RECONCILIATION OF OPERATING EXPENSE, OPERATING LOSS, OPERATING MARGIN, PRE-TAX LOSS, PRE-TAX MARGIN, NET LOSS, LOSS PER SHARE, EXCLUDING SPECIAL ITEMS AND GAIN ON INVESTMENTS

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions except percentages)	2026	2025	2026	2025
Total operating revenues	$2,812	$2,322	$7,749	$6,818

RECONCILIATION OF OPERATING EXPENSE
Total operating expenses	$2,956	$2,422	$8,258	$7,086
Less: Special items	33	5	33	29
Total operating expenses excluding special items	$2,923	$2,417	$8,225	$7,057
Percent change	20.9%		16.5%

RECONCILIATION OF OPERATING LOSS
Operating loss	$(144)	$(100)	$(509)	$(268)
Add back: Special items	33	5	33	29
Operating loss excluding special items	$(111)	$(95)	$(476)	$(239)

RECONCILIATION OF OPERATING MARGIN
Operating margin	(5.1)%	(4.3)%	(6.6)%	(3.9)%

Operating loss excluding special items	$(111)	$(95)	$(476)	$(239)
Total operating revenues	2,812	2,322	7,749	6,818
Adjusted operating margin	(3.9)%	(4.1)%	(6.1)%	(3.5)%

RECONCILIATION OF PRE-TAX LOSS
Loss before income taxes	$(270)	$(196)	$(877)	$(561)
Add back: Special items	33	5	33	29
Less: Gain on investments, net	—	8	4	12
Loss before income taxes excluding special items and gain on investments	$(237)	$(199)	$(848)	$(544)

RECONCILIATION OF PRE-TAX MARGIN
Pre-tax margin	(9.6)%	(8.4)%	(11.3)%	(8.2)%

Loss before income taxes excluding special items and gain on investments	$(237)	$(199)	$(848)	$(544)
Total operating revenues	2,812	2,322	7,749	6,818
Adjusted pre-tax margin	(8.5)%	(8.6)%	(10.9)%	(8.0)%

NON-GAAP FINANCIAL MEASURE
RECONCILIATION OF OPERATING EXPENSE, OPERATING LOSS, OPERATING MARGIN, PRE-TAX LOSS, PRE-TAX MARGIN, NET LOSS, LOSS PER SHARE, EXCLUDING SPECIAL ITEMS AND GAIN ON INVESTMENTS
	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions except percentages)	2026	2025	2026	2025
RECONCILIATION OF NET LOSS
Net loss	$(257)	$(143)	$(823)	$(425)
Add back: Special items	33	5	33	29
Less: Income tax benefit related to special items	1	—	1	7
Less: Gain on investments, net	—	8	4	12
Less: Income tax benefit (expense) related to gain on investments, net	1	(2)	—	(3)
Net loss excluding special items and gain on investments	$(226)	$(144)	$(795)	$(412)

CALCULATION OF LOSS PER SHARE
Loss per common share
Basic	$(0.68)	$(0.39)	$(2.20)	$(1.18)
Add back: Special items	0.09	0.01	0.09	0.08
Less: Income tax benefit related to special items	0.01	—	—	0.02
Less: Gain on investments, net	—	0.02	0.01	0.04
Less: Income tax expense related to gain on investments, net	—	—	—	(0.01)
Basic excluding special items and gain on investments	$(0.60)	$(0.40)	$(2.12)	$(1.15)

Diluted	$(0.68)	$(0.39)	$(2.20)	$(1.18)
Add back: Special items	0.09	0.01	0.09	0.08
Less: Income tax benefit related to special items	0.01	—	—	0.02
Less: Gain on investments, net	—	0.02	0.01	0.04
Less: Income tax expense related to gain on investments, net	—	—	—	(0.01)
Diluted excluding special items and gain on investments	$(0.60)	$(0.40)	$(2.12)	$(1.15)

CONTACTS
JetBlue Investor Relations
Tel: +1 718 709 2202
ir@jetblue.com

JetBlue Corporate Communications
Tel: +1 718 709 3089
corpcomm@jetblue.com